Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CTI Group (Holdings) Inc. of our report dated March 29, 2006 relating to the financial statements, which appears in the Form 10-KSB for the fiscal year ended December 31, 2005 .
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Indianapolis, IN
July 21, 2006